LEASE AGREEMENT


FROM: ANTHONY A. PETRARCA                            "LANDLORD"



HOLLYWOOD TRENZ, INC., a Delaware corporation        "TENANT"


ADDRESS: 5022 S. Jellison Way
         Denver, CO

                                     INDEX

                                                                        PAGE

SECTION 1. LEASED PREMISES

SECTION 2. TERM

SECTION 3. RENTAL COMMENCEMENT DATE

SECTION 4. LEASE YEAR

SECTION 5. RENT

     Minimum Rent
     Percentage Rent
     Late Payments
     Accord & Satisfaction
SECTION 6. ADDITlONAL CHARGES

     Real Estate Taxes & Assessments
     Municipal, County, Stale or Federal Taxes
     Rental
     Insurance
     Operating Expenses

SECTION 7. UTILITIES AND TRASH REMOVAL

SECTION 8. CONSTRUCTION/DELIVERY

     Landlord's Work
     Delivery of Leased Premises
     Tenant's Construction
     License to Enter Leased Premises

SECTION 9. PARKING, INGRESS/EGRESS

SECTION 10. TENANT'S USE OF LEASED PREMISES

     Use
     Hours of Operation
     Off-Site Activities

SECTION 11. TENANT'S COVENANTS WITH RESPECT TO OCCUPANCY

SECTION 12. REPAIRS, ALTERATIONS, MECHANIC'S LIENS

     Repairs
     Alterations or Improvements by Tenant
     Removal of Improvements

SECTION 13. INDEMNITY AND INSURANCE

     Indemnification by Tenant
     Public Liability Insurance
     Landlord's Liability
     Fire & Extended Coverage Insurance
     Mutual Waiver of Subrogation

SECTION 14. UNIFORM COMMERCIAL CODE

SECTION 15. ABANDONMENT

SECTION 16. DAMAGE AND DESTRUCTION

SECTION 17. ASSIGNING AND SUBLETTING

SECTION 18. EMINENT DOMAIN

SECTION 19. DEFAULT BY TENANT

SECTION 20. SECURITY DEPOSIT

SECTION 21. NOTICES AND PAYMENTS

SECTION 22. MORTGAGE SUBORDINATION

SECTION 23. CERTIFICATES OF LEASE INFORMATION

SECTION 24. QUIET ENJOYMENT

SECTION 25. LIABILITY OF LANDLORD

SECTION 26. MISCELLANEOUS PROVISIONS

         Waiver
         Surrender & Holding Over
         Transfer of Landlord's Inhered
         Landlord's Lien
         Consumer Price Index
         Option to Extend
         Brokers Commissions
         Successors & Assigns
         Joint & Several Liability
         Entire Agreement
         Attorney's Fees
         Interpretation
         Authority of Tenant
         Memorandum of Lease

                 LANDLORD'S and TENANT'S ACKNOWLEDGMENT

                 EXHIBIT "A"
                 EXHIBIT "B" [INTENTIONALLY OMITTED]
                 EXHIBIT "C" [INTENTIONALLY OMITTED]

     THIS LEASE, executed this Day of 29th day of December, 1995, by and between ANTHONY A. PETRARCA (hereinafter referred to as "Landlords"), with a mailing address c/o Riverview Management Company, 1765 Merriman Road, Akron, Ohio 44313, and HOLLYWOOD TRENZ, INC, a Delaware corporation (hereinafter referred to as "Tenant"), with offices at 3471 North Federal Highway, Ft. Lauderdale, Florida 33306.

                                   WITNESSETH

SECTION 1. LEASED PREMISES


     Landlord hereby leases to Tenant and Tenant leases from Landlord, on the terms, covenants and conditions set forth herein, the "Leased Premises" as shown on Exhibit "A," attached hereto and made a part hereof, such space being a one-story free-standing building containing approximately 36,500 square feet.

     Landlord reserves to itself the roof arid exterior walls of the Leased Premises and further reserves the right to place, maintain, repair, arid replace utility lines, pipes, ducts, conduits, wires, tunneling and the lice, in, over, under, upon and through the Leased Premises as may be reasonably necessary or advisable for the servicing of the Leased Premises in locations which will not materially interfere with Tenant's use of the Leased Premises.

SECTION 2. TERM

     The term of this Lease shad be for a period of ten (10) fun Lease Years and the Partial Lease Year defined hereinbelow commencing on the date Landlord delivers the Leased Premises to Tenant (hereinafter referred to as the "Lease Commencement Date"), unless sooner terminated under the conditions hereinafter set forth.

     Notwithstanding anything in the foregoing to the contrary, if Tenant has not obtained a building permit, liquor license, and drop-off child care license on or before June 15, 1996, Tenant may thereafter terminate this Lease, by written notice to Landlord within thirty (30) days thereafter, and the security deposit shall be promptly refunded to Tenant. If Tenant does not so terminate within said thirty (30) days, Tenant shad have been deemed to waive such right and this Lease shall remain in full force and effect for the term hereof, unless sooner terminated by the terms of this Lease. Tenant agrees to diligently pursue obtaining all such permits and licenses in good faith, and shall submit to Landlord, with such written notice, evidence satisfactory to Landlord that Tenant's applications for such permits and/or licenses have been denied by the appropriate governmental authority having jurisdiction.

     Notwithstanding anything in the foregoing to the contrary, Landlord may terminate this Lease, in his sole and absolute discretion, at any time after April 15, 1996, and prior to the date Tenant takes sole and exclusive possession of the Leased Premises, with the work it needs to open for business in the Leased Premises substantially completed (including, but not limited to, obtaining all permits and licenses necessary or desired for the operation of its business in the Leased Premises), by giving thirty (30) days written notice to
Tenant, if Landlord has a bona fide third party non-contingent (but for termination of this Lease) lease executed with a substitute tenant for an or any portion of the Leased Premises, or a bona fide third party sales agreement for the sale of the property known as S022 S. Jellison Way, Denver, Colorado, which includes the Leased Premises. Tenant may nullify such election by giving written notice to Landlord within thirty (30) days following the date of Landlord's notice, confirming that Tenant shall not terminate the Lease as permitted hereinabove, that Tenant has waived any right to so terminate this Lease, and that the Rental Commencement Date shall occur as set forth in Section 3 hereinafter.

     Upon determination of the Lease Commencement Date, Landlord and Tenant shall, upon the request of either party, confirm in writing the Lease and Rental Commencement Dates and the date of expiration of the term of this Lease.

SECTION 3. RENTAL COMMENCEMENT DATE

     The date upon which Tenant shall be obligated to commence hence the payment of Minimum Rent shall be known as the "Rental Commencement Date" and shall occur on the earlier of the date Tenant opens for business in the Leased Premises or August 15, 1996.

SECTION 4. LEASE YEAR

     "Lease Year" shall mean a period of twelve (12) consecutive fun calendar months. The first Lease Year shall begin on the Rental Commencement Date, if the date occurs on the first day of a calendar month; otherwise, the first Lease Year shall begin on the first day of the first calendar month after the Rental Commencement Date. Each succeeding Lease Year shall begin on the anniversary of the first Lease Year. "Partial Lease Year" shall mean that period commencing on the Lease Commencement Date and ending on the first day of the first Lease Year.

SECTION 5. RENT

     (a) Minimum Rent: Tenant shall pay landlord, at the address set forth hereinabove, or at such other place as Landlord may from time to time direct, as Minimum Rent. for the Leased Premises during the term of this Lease, without any deduction, abatement or setoff, the sum of:

          LEASE YEARS 1 & 2: One Hundred Seventy-Three Thousand Three Hundred Seventy-Five and No/100 Dollars ($173,375.00), per Lease Year, payable in equal monthly installments of Fourteen Thousand Four Hundred Forty-Seven and 92/100 Dollars ($14,447.92), in advance, on the first day of each calendar month.

          LEASE YEAR 3: One Hundred Eighty-Two Thousand Five Hundred and No/100 Dollars ($182,500.00), per Lease Year, payable in equal monthly installments of Fifteen Thousand Two Hundred Eight and 33/100 Dollars ($15,208.33), in advance, on the first day of each calendar month.

          LEASE YEAR 4: One Hundred Ninty-One Thousand Six Hundred Twenty-Five and No/100 Dollars ($191,625.00), per Lease Year, payable in equal monthly installments of Fifteen Thousand Nine Hundred Sixty-Eight and 75/100 Dollars ($15,968.75), in advance, on the first day of each calendar month.

          LEASE YEAR 5: Two Hundred  Thousand  Seven  Hundred  Fifty and No/100
          Dollars ($200,750.00), per Lease Year, payable in equal monthly installments of Sixteen Thousand Seven Hundred Twenty-Nine and 17/100 Dollars ($16,729.17), in advance, on the first day of each calendar month.

          LEASE YEARS 6 - 10: Increased annually by the Consumer Price Index in the manner set forth in Section 26(e) hereof.

          Minimum Rent and other amounts to 'he paid by Tenant pursuant to Sections 5 and 6 hereof shall 'be prorated on a per diem basis for any partial month of the term of this Lease.

     (b)  Percentage Rent [INTENTIONALLY DELETED]

     (c) Late Payment: If the monthly Minimum Rent and Additional Charges, or any part thereof, are not paid by the fifth (5th)day of any month, then there shall be an additional daily rent of Ten Dollars ($10.00) for each day until such monthly payments and late payments are paid in full.

     (d) Accord & Satisfaction: No payment by Tenant or receipt by Landlord of a lesser amount than the rental or other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided for in this Lease or available under law or in equity.

SECTION 6.  ADDITIONAL CHARGES

     Commencing with the Lease Commencement Date, Tenant shall also pay the following charges (hereinafter referred to as "Additional Charges"), which shall be considered as additional rent for purposes of default:

     (a) Real Estate Taxes & Assessments: For each calendar year or part thereof during the term of this Lease, Tenant shall pay all real estate taxes and assessments levied and assessed against the Leased Premises and the real property upon which the Leased Premises is situated.

          Said real estate taxes and assessments shall be paid by Tenant to Landlord in equal monthly installments on the first day of each calendar month during the term of this Lease. Said charges shall be based upon Landlord's estimate of the real estate taxes and assessments for the calendar year. The amount due for an partial calendar years shall be prorated on a per diem basis.


          Subsequent to the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount Tenant paid Landlord for such real estate taxes and assessments during the prechilling calendar year. Within fifteen (15) days after receipt of said statement by Tenant, Tenant shall pay to Warlord any deficiency due Landlord. Any surplus paid by Tenant shall be credited against the next ensuing installment of Landlord's estimate for such real estate taxes and assessments.

     (b) Municipal, County, State or Federal Taxes: Tenant shall pay an taxes assessed against any leasehold interest of Tenant on any fixtures, furnishings, equipment, stock-in-trade, or other personal property of any kind owned, installed or wed in or on the Leased Premises.

     (c) Rental Taxes: Should any governmental taxing authority levy, assess, or impose any tax, excise or assessment (other than income or franchise tax) upon or against the rentals payable by Tenant to Landlord, either by way of substitution for or in addition to any existing tax on land and buildings or otherwise, Tenant shall pay any such tax, excise or assessment thereof.

     (d) Insurance: Tenant agrees to reimburse Landlord for the total cost of premiums for Landlord's insurance coverages on the Leased Premises.

          Said insurance reimbursements shall be paid by Tenant to Landlord in equal monthly installments on the first day of each calendar month during the term of this Lease. Said charges shall be based upon Landlord's estimated costs for the insurance premiums for the calendar year. The amount due for all partial calendar years shall be prorated on a per diem basis.

          Subsequent to the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant's insurance reimbursements for the preceding calendar year. Within fifteen (15) days after receipt of said statement by Tenant, Tenant shall pay to Landlord any deficiency due Landlord. Any surplus paid by Tenant shall be credited against the next ensuing installment of Landlord's estimate for such insurance premiums.

     (e) Operating Expenses: Tenant agrees to repair, replace and maintain all portions of the real property upon which the Leased Premises is situated, including, but not limited to, all costs and expenses of every kind and nature for operating, managing, equipping, policing and protecting, lighting, providing sanitation, sewer and other services for, insuring, repairing, replacing and maintaining such real property and all other facilities used in the maintenance or operation of the Leased Premises. Such costs and expenses shall include, but shall not be limited to, the cost of: illumination and maintenance of signs; refuge disposal; water, gas, sewage, electricity and other utilities (without limitation), including any and all usage, service, hook up, connection, availability and/or standby fees or charges pertaining to same; snow removal; maintenance and operation of any temporary or permanent utility; management fees; compliance with rules, regulations and orders of governmental authorities pertaining to air pollution control, including the cost of monitoring air quality; cleaning, lighting, striping armor landscaping pavement, curbs, gutters, sidewalks, drainage and irrigation ditches, conduits, and pipes located on or adjacent to said real property; premiums for liability, casualty, and property insurance; personal property taxes; licensing fees and taxes; audit fees and expenses; supplies; depreciation of maintenance equipment used in the operation or maintenance of said real property; total compensation nod benefits (including premiums for workmen's compensation and other insurance) paid to or on behalf of employees involved in the performance of the work specified in this Subsection.

SECTION 7. UTILITIES AND TRASH REMOVAL

     (a) Landlord shall provide necessary water lines, sanitary sewer service and electric conductors stubbed into the Leased Premises.

     (b) Tenant shall provide, at its own cost, all necessary facilities within the Leased Premises. Landlord shall not be responsible for providing any meters or other devices for the measurement of utilities supplied to the Leased Premises. Where necessary, Tenant shall make application for and arrange for the installation of all such meters or other devices.

     (c) Landlord shall not be liable to Tenant in damages or otherwise if any one or more of said utility services or obligations hereunder is interrupted or terminated because of necessary repairs, installations, contraction and expansion, Tenant's non payment of utility charges due, or any other cause Landlord's control. No such interruption or termination of utility service shall relieve Tenant from any of its obligations under this Lease.

     (d) Commencing with the date on which Landlord delivers the Leased Premises to Tenant, Tenant shall pay for gas, if the same is available to the Leased Premises, electric current and all other utilities required for the proper operation of Tenant's business.

     (e)  Tenant  shall pay all water  rents,  all  charges  resulting  from any
          sprinkler   system  and  sewer  charges  charged  against  the  Leased
          Premises.

     (f) Commencing on the date on which Landlord delivers the Leased Premises to Tenant, Tenant shall pay for all costs relating to refuse removal required for the proper operation of Tenant's business. Tenant shall contract directly with a reputable refuse removal contractor approved by Landlord and shall facilitate said refuse removal pursuant to regulations and procedures promulgated by Landlord. The aforementioned approvals, regulations and procedures shall be reasonable within the context of a first class business operated in a professional manner.

SECTION 8. CONSTRUCTION/DELIVERY

     (a) Landlord's Work: Landlord agrees to deliver and Tenant agrees to accept the Leased Premises in As isle condition, except that the heating, air conditioning, electrical and plumbing systems shall be in good working order and repair upon delivery of the Leased Premises by Landlord to Tenant.

     (b) Delivery of Leased Premises: Landlord agrees to deliver the Leased Premises to Tenant on or before December I5, 1995, subject to delays caused by acts of God, government or public enemy, or any other cause beyond the control of Landlord. Under no circumstances shall Landlord be liable for any delay or failure to deliver the Leased Premises to Tenant.

     (c) Tenant's Construction: Tenant shall, at its own expense, perform all work and supply all installation described in Tenant's plans and specifications as submitted per Section 8(c) hereof, including, but not limited to furniture, furnishings, special equipment and other items necessary for the completion of the Leased Premises and the proper operation of Tenant's business. All items furnished by Tenant shall be new and, if affixed to the Leased Premises, shall be free and clear of any lien or security interest. Tenant shall not undertake any construction, nor shall Tenant install any equipment other than trade futures and personal property, without first obtaining Landlord's written approval of plans and specifications therefor, which plans and specifications shall be submitted to Landlord at least five (5) days prior to commencing such work for Landlord's approval, and Landlord shall approve, disapprove, or make suggested changes to such plans and specifications within five (S) days after Landlord's receipt of same. Thereafter, no materiel changes shall be made in Tenant's plans and specifications without the consent of Landlord. The approval by Landlord of such plans and specifications shall not constitute the assumption of any liability on the part of Landlord for their accuracy or their conformity with all requirements of any statute, law, ordinance, rule, regulation, or other governmental promulgation, and Tenant shall be solely responsible for the same. Tenant shall pay to Landlord, upon demand, any additional cost incurred by Landlord as a result of changes requested by Tenant and approved by Landlord. Tenant shall not commence any work until Tenant delivers to Landlord a policy[ies] of public liability and property damage insurance naming Landlord as an insured, in limits and with companies acceptable to Landlord, a building permit from the applicable governing authority regarding said work, and a construction schedule identifying when key elements of the work will be completed, including final completion.

          Within thirty (30) days following execution of this Lease, Tenant shall meet with the appropriate governmental authority responsible for issuing building permits and shall begin the process of obtaining approval of its plans and specitfications for the improvements to the Leased Premises Promptly upon receipt of a building permit, Tenant shall commence construction and shall complete construction within one hundred and twenty (120) days after receipt of the building permit, subject only to delays enumberated in Section 8(b) above.

     (d) License to Enter Leased Premises: Landlord may, prior to its delivery of the Leased Premises, make the Leased Premises available to Tenant for its work and installations, at Tenant's sole risk, so long as such work and installations do not interfere with the construction of the Leased Premises or other building improvements by Landlord. Tenant shall perform all of its obligations under this Lease (except its obligations to pay rent and other charges) from the date the Leased Premises are so made available to Tenant.

SECTION 9. PARKING, INGRESS/EGRESS

     The real property upon which the Leased Premises is situated is not included within the Leased Premises, but Landlord hereby grants as a revocable license to Tenant and Tenant's customers and invitees the privilege to use said real property for parking and ingress to and egress from the Leased Premises.
Such license shall include the right to use the parking areas, roadways, pedestrian sidewalks, loading docks, delivery areas, landscaped areas, and all other improvements thereon, as the same are presently constructed. Tenant shall have no right to alter, change, re-configure, or modify in any way whatsoever such improvements as presently constructed. Landlord hereby reserves the following rights with respect to said real property, provided Tenant's use and operation of the Leased Premises is not materially affected thereby:

     (a)  to establish reasonable rules and regulations for the use thereof;

     (b)  to use or permit the use by third parties;

     (c) to close or restrict the use of all or any portion of said real property as Landlord may deem necessary; and

     (d) to change the layout of such real property, including the right to reasonably add to or subtract from their shape and size, whether by the addition of building improvements or otherwise.

SECTION 10. TENANT'S USE OF LEASED PREMISES

     (a) Use: Tenant, and no one else, shall use the Leased Premises, and such use shall be limited to the following: A family entertainment center, including family~style restaurant, interactive game areas, amusement rides, children's play area, children's drop-off care facility, party rooms, and similar uses consistent with the description in business plans and marketing materials prodded to Landlord by Tenant.

     (b) Hours of Operation: Tenant agrees to open its store for business, fully fixtured, stocked and staffed on or before the Rental Commencement Date, and thereafter to continuously keep the Leased Premises fully fixtured, stocked and staffed, and to continuously conduct business in 1009 of the Leased Premises, during normal business hours.

     (c) Off-Site Activities: Tenant shall not endorse, sponsor, sell, offer for sale, promote, allow, permit or otherwise participate or engage in any program or activity, whether promotional or otherwise, wherein prospective or actual customers, patrons or any third parties shall use the real property upon which the Leased Premises is situated or any portion thereof, including the parking areas, for activities which are not conducted on the Leased Premises and/or that involve the transportation of actual or prospective customers, patrons, or any third parties from the Leased Premises to any other location. This prohibition shall be deemed to specifically include, but shall not be limited to, activities commonly referred to as Gambling junkets. or as the same are otherwise do involving the use of the parking areas on a temporary and/or permanent basis.

SECTION 11. TENANT'S COVENANTS WITH RESPECT TO OCCUPANCY

     Tenant agrees to:

     (a) occupy the Leased Premises in a safe and careful manner and in compliance with all applicable laws, rules, ordinances, regulations and order of any governmental bodies, and without committing or permitting waste;

     (b) neither do nor suffer anything to be done or kept in or about the Leased Premises which contravenes Landlord's insurance policies or increases the premiums therefor;

     (c) keep its show or display windows, canopy and electric signs lighted until 9:30 P.M., local time, of each day or until a time thirty (30) minutes after the close of each business day, whichever is later;

     (d) permit no reproduction of sound which is audible outside the Leased Premises, nor permit odors to be unreasonably dispelled from the Leased Premises;

     (e) place no signs (other that a Coming Soon. sign during Tenant's construction activities on the Leased Premises, which sign shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld) or lettering on the exterior of the Leased
          Premises or on the interior surface of any windows of the Leased Premises, including, but not limited to, pennants, cardboard or poster board signs, search lights, balloons, barkers, or other temporary advertising media, without the prior written consent of Landlord, and maintain in good repair and promptly remove and repair any damage caused by any such permitted signs;

     (f) place no merchandise, sign or other thing in the vestibule or entry of the Leased Premises or on the sideways or other areas adjacent thereto or elsewhere on the exterior of the Leased Premises;

     (g) keep any refuse in proper containers in the interior of the Leased Premises until the same is removed, and permit no refuse to accumulate around the exterior of the Leased Premises;

     (h)  promptly load and unload only from the rear of the Leased Premises;

     (i) conduct no auction, fire or going out of business sale without the prior written consent of Landlord;

     (j) permit Landlord free access to the Leased Premises at an reasonable times to examine the same or to make alterations or repairs to the Leased Premises that Landlord may deem necessary for the safety or preservation thereof;

     (k)  adequately heat and cool the Leased Premises;

     (l) cause or permit no lien upon the Leased Premises or the real property upon which the Leased Premises is situated and suffer no matter or thing whereby the estate, right, and interest of Landlord in the Leased Premises or the real property upon which the Leased Premises is situated, or any part of either, might be impaired;

     (m) solicit no business in the parking areas, nor distribute handbills or other advertising matter to customers nor place same in or on automobiles in the parking areas;

     (n) prevent the Leased Premises or the real property upon which the Leased Premises is situated from being used in any way which would injure the reputation of Landlord or which may be a nuisance, annoyance, or inconvenience, or which could cause damage to the surrounding community;

     (o) participate with and assist Landlord and comply with an of the terms, conditions, restrictions, regulations and requirements of any governmental authority as the same relate to the Leased Premises or the real property upon which the Leased Premises is situated, or the use of the same, including, but not limited to, all permits now issued or as are hereafter issued, amended or modified;

     (p) comply with all reasonable rules and regulations which Landlord may from time to time establish for the use and care of the Lessed Premises and the real property upon which the Leased Premises is situated.

SECTION 12. REPAIRS, ALTERATIONS, MECHANIC'S LIENS

     (a) Repairs: Tenant shall keep the entire Leased Premises and every part thereof (except roof and structural portions thereof, for which Landlord shall be responsible) in good condition and repair, including, but not limited to, floor, ceiling, walls, and all fixtures, facilities or equipment contained therein, including, but not limited to, the heating, air conditioning, electrical, plumbing and sewer systems, the exterior doors, window frames, and an portions of the store front area, and shall make any replacements thereof, and of ad broken and cracked glass which may become necessary during the term of this Lease. Prior to undertaking the aforementioned repairs, Tenant shall notify Landlord of said repairs and the methodology to be used in effecting the repairs. Landlord shad have the right to approve said methodology and such approval shad not be unreasonably withheld, conditioned or delayed. If Tenant refuses or neglects to commence or complete repairs promptly and adequately, Landlord may make or complete said repairs and Tenant shad pay the cost thereof to Landlord. All sums so paid by Landlord and all costs and expenses so incurred shall accrue interest at the higher of Twelve Percent (12%) or the maximum amount permitted under applicable law, from their due date until paid, said interest to be so much additional rent under this Lease and shad be paid to Landlord by Tenant upon demand.

     (b) Alterations or Improvements by Tenant: Tenant shall not, without Landlord's prior written consent, make nor permit to be made, any alterations, additions, or improvements in or to the Leased Premises or the real property upon which the Leased Premises is situated, which shad include, but not be limited to, roof penetrations or attachments of any kind. Tenant shall promptly pay any and an contractors, subcontractors, materialmen and all others performing any work or supplying any materials in or to the Leased Premises, whether pursuant to this Section or any other Section of this Lease, so that no mechanic's or materialmen's liens shall attach against the Leased Premises or the real property upon which the Leased Premises is situated. Tenant shad indemnify and hold Landlord harmless from any costs, expense (including attorney be - ), damages, clams or other liability incurred by Landlord as a result of Tenant's failure to comply with the provisions of this Section.

     (c) Remodel of Improvements: All items of Landlord's construction, all heating and air conditioning equipment, and all alterations and other improvements shall be the property of Landlord and shall not be removed from the Leased Premises. All trade fixtures, furniture, furnishings and signs installed in the Leased Promises by Tenant and paid for by Tenant, unless they have been so affixed that they have become part of the Leased Premises, shall remain the property of Tenant and may be removed upon the expiration of the term of this Lease, provided that:

          (1)  Tenant repairs any damage caused by such removal; and

          (2) Tenant has fully performed all of the covenants and agreements to be performed by Tenant, and no payments are due or will thereafter become due from Tenant to Landlord under the provisions of this Lease.

          If Tenant fails to remove such items from the Leased Premises prior to the expiration or earlier termination of this Lease, all such trade fixtures, furniture, furnishings and signs shall become the property of Landlord unless Landlord elects to require their removal, in which cave Tenant shall promptly remove same and restore the Leased Premises to its prior condition.

SECTION 13. INDEMNITY AND INSURANCE

     (a) Indemnification by Tenant: Tenant shall indemnify and bow Landlord harmless from and against all loss, cost, expense and liability whatsoever (including Landlord's cost of defending against the foregoing, such cost to include attorney fees) resulting or occurring by reason of Tenant's construction, use, or occupancy of the Leased Premises and all rights incidental thereto.

     (b) Public Liability Insurance: Tenant, at its own expense, shall provide and keep in force with companies acceptable to Landlord, public liability insurance covering the Leased Premises and Tenant's use thereof, with a combined, single-limit bodily injury and property damage minimum of $1,000,000, and to deposit said policy[ies]) (or certificates) with Landlord prior to the date of any use or occupancy of the Leased Premises by Tenant. Such policy or policies shall name Landlord, Tenant, and such other parties as Landlord may from time to time notify Tenant in writing, as insureds and shall bear endorsements to the effect the insurer agrees to notify Landlord not less than thirty (30) days in advance of any cancellation or modification thereof.

     (c)  Landlord's Liability: Landlord shall not be liable for any:

          (1) damage to Tenant's property located in the Leased Premises or personal injury to Tenant, its employees or agents, or any third parties, regardless of the cause of such damage;

          (2)  acts or omissions of third parties; nor

          (3) condition of the Leased Premises whatsoever, unless Landlord is responsible for the repair thereof and has failed to make such repair after notice from Tenant of the need therefor, and expiration of a reasonable time for the making of such repair.

     (d) Fire & Extended Coverage Insurance: Landlord agrees to carry policies insuring the improvements on the Leased Premises against fire and such other perils as are normally covered by extended coverage endorsements in the county where the Leased Premises is located, in an amount equal to at least Eighty Percent (80%) of the insurable value of such improvements, together with insurance against such other risks (including loss of rent) and in such amounts as Landlord deems appropriate. Landlord agrees to pay the f re and extended coverage insurance subject to Section 6 of this Lease.

     (e) Mutual Waiver of Subrogation: To the extent permitted by law and provided the same does not invalidate or diminish any insurance required to be carried hereunder, Landlord and Tenant each agree to cause to be included in their respective policies of fire and extended coverage insurance the agreement of the issuer thereof that said policies shall not be invalidated by a waiver of claim by the insured against a Landlord or Tenant, as the case may be, and each will furnish evidence thereof to the other. In addition to any other waiver herein, Landlord and Tenant each hereby waive any claim against the other for any property loss resulting from any cause, including the negligence of the other, to the extent of the insurance proceeds available their. All property insurance policies carried by either party covering the Leased Premises, including but not limited to contents, fire, and casualty insurance, shall to the extent permitted by law expressly waive any right on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same shall be obtainable without extra cost, or if extra shall be charged therefor, so long as the other party pays such extra cost. If cost shall be chargeable therefor, each party shall advise the other of the amount of extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. The failure of any insurance policy to include such waiver clause or endorsement shall not affect the validity of this Lease.

SECTION 14. UNIFORM COMMERCIAL CODE INTENTIONALLY DELETED]

SECTION 15. ABANDONMENT

     Tenant shall not vacate nor abandon the Leased Premises at any time during the term of this Lease, nor permit the Leased Premises to run unoccupied for a period longer than forty-five (45) consecutive days during the term of this Lease. If Tenant shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Leased Premises shall, at the option of Landlord, be deemed abandoned and available to Landlord to use or sell to offset rental amounts due and payable. Should the Leased Premises be presumed to be vacated or abandoned, Landlord has the right, without being held as trespassing, to enter the Lead Premises for any purpose connected with the management, operation and leasing of the Leased Premises for any purpose connected with the management, operation and leasing of the Leased Premises.

SECTION 16. DAMAGE AND DESTRUCTION

     If the Leased Premises are damaged by any peril covered by standard policies of fire and extended coverage insurance to an extent which is less than Twenty-Five Percent (25%) of the cost of replacement (as determined by Landlord's insurer) of the Leased Premises, the damages shall, except as hereinafter provided, promptly be repaired by Landlord, at Landlord's expense, but in no event shall Landlord be required to repair or replace Tenant's stock in trade, trade fixtures, furniture, furnishings, equipment, personal property, or leasehold improvements. If


     (a) the Leased Premises are damaged by any cause to the extent of Twenty-Five Percent (25%) or more of the cost of replacement of the Leased Premises, or

     (b) any damage by any cause to the Leased Premises occurs during the last two (2) years of the term of this Lease,

     Landlord may elect either to repair or rebuild the Leased Premises or to terminate this Lease upon giving notice of such election in writing to Tenant within ninety (90) days after the event causing the damage.

     If the casualty, repairing, or rebuilding shall render the Leased Premises untenantable, in whole or in part, a proportionate abatement of Minimum Rent shall be allowed until the date Landlord completes the repairs or rebuilding. If Landlord is required or elects to repair the Leased Premises, Tenant shall repair or replace its stock in trade, trade fixtures, furniture, furnishings, equipment and personal property in a manner and to at least a condition equal to that prior to its damage or destruction, and the proceeds of all insurance carried by Tenant shall be held in trust by Tenant for the purpose of such repair or replacement.

SERMON 17. ASSIGNING AND SUBLETTING

     Tenant shall not voluntarily or involuntarily convey, assign, mortgage, encumber or otherwise transfer this Lease or any interest hereunder, nor shall Tenant allow any transfer hereof or any lien upon Tenant's interest hereunder by operation of law or otherwise, nor shall Tenant sublet the Leased Premises or any part thereof, or permit the use or occupancy of the Leased Premises or any part thereof by any person or entity other than Tenant, without the prior written consent of Landlord. If Landlord consents to any of the foregoing, the same shall not he binding upon Landlord until Tenet executes a document agreeing to remain liable under the terms of this Lease, and Tenant's assignee, subtenant or other occupant executes an agreement acceptable to Landlord whereby such assignee, subtenant or other occupant agrees to comply with all the terms, provisions and conditions of the Lease and to be bound to Landlord for the performance thereof as if such assignee, subtenant or other occupant originally executed this Lease.

     Prior to any request for consent by Tenant to do any of the above-mentioned regarding any part or the whole of the Leased Premises, Tent shall, by written notice and without charge of any kind, offer the return of the Leased Premises to Landlord. Landlord, within sixty (60) days of receipt of said written notice, shall have the option to reject said offer or to accept the return of the Leased Premises without further liability upon Tenant as to the terms of this Lease.

     Any consent by Landlord shall not constitute a waiver of the necessity for such consent to any subsequent assignment, sublease, conveyance, mortgage, encumbrance or other transfer of this Lease or any interest hereunder, or as allowing any transfer hereof or any lien upon Tenant's interest hereunder by operation of law or otherwise, or as permitting the use or occupancy of the Leased Premises or any part thereof by any person or entity other than Tenant, nor does it constitute a waiver of Landlord's right to accept the Leased Premises as set forth hereinabove.

     If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the United States Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name address of such person, (b) all of the terms and conditions of such offer, and (c) adequate assurance of future performance by such person under the Lease, including, without limitation, the assurance referred to in Section 365(b) (3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such other person in connection with the assignment of this Lease.

     The term "adequate assurance of future performance" as used in this Lease shall mean that any proposed assignee shall, among other things, (a) deposit with Landlord on the assumption of this Lease an amp equal to six (6) times the monthly fixed Minimum Rent installment then applicable as security for the faithful performance and observance by such assignee of the tempts and obligations of this Lease, (b) if and to the extent available, furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth of an amount equal to or greater than thirty-six (36) times the monthly fixed Minimum Rent then applicable, and (c) provide such other information or take such action as Landlord, in its reasonable judgment, shall deter nine is necessary to provide adequate assurance of the performance by such assignee of its obligations under this Lease.

SECTION 18. EMINENT DOMAIN

     In the event the Leased Premises or the real property on which the Leased Premises is situated, or any part of either, shall be taken or condemned, either permanently or temporarily, for any public or quasi-public use or purpose by any authority in appropriation proceedings or by any right of eminent domain, the entire compensation award therefor, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion and fee, shall belong to Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest to such award. However, Tenant shall have the right to recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded to Tenant on account of interruption of Tenant's business and for moving and relocation expenses. In the event of a taking under the power of eminent domain of more than Twenty-Five Percent (25%) of the Leased Premises, either Landlord or Tenant shall have the right to terminate this Lease by notice in writing given within ninety (90) days after the condemning authority takes possession, in which event all rents and other charges shall be pro rated as of the date of such termination.

     In the event of a taking of any portion of the Leased Premises not resulting in a termination of this Lease, Landlord shall use so much of the proceeds of Landlord's award for the Leased Premises as is required therefor to restore the Leased Premises to a complete architectural unit and this Lease shall continue in effect with respect to the balance of the Leased Premises with a reduction of Minimum Rent in proportion to the portion of the Leased Premises taken.

SECTION 19. DEFAULT BY TENANT

     If Tent fails to pay Minimum Rent or Additional Charges within five (5) days from the due date or fails to remedy any default other than the payment of rent or charges within ten (10) days after written notice from Landlord (unless such default cannot be remedied within the 10 day period and Tenant commences to remedy such default within the 10-day period and diligently pursues correction thereof, in which event the remedy time shall be extended to the time reasonably required therefor); or if a receiver of any property of Tenant on the Leased Premises is appointed or Tenant's interest in the Leased Premises is levied upon by legal process and Tenant fails within thirty (30) days to cause the vacation of such appointment, levy or adjudication; or if Tenant files a voluntary petition in bankruptcy, disposes of all or substantially all of its assets in bulk, or maces an assignment for the benefit of its creditors, then Earl in any such instance, without further notice to Tenant, the following rights and/or remedies shall accrue to Landlord:

     (a) Landlord may enter into the Leased Premises or any part thereof with or without notice or process of law, and expel Tenant or any person occupying the same using such force as may be necessary and relet the Leased Premises for Tenant's account; and/or

     (b) Landlord may enter upon the Leased Premises and terminate this Lease, in which event the obligations of Landlord hereunder shall cease without prejudice, however, to the right of Landlord to recover from Tenant any sums due Landlord for rent or otherwise to the date of such entry, and any sums due Landlord for rent or otherwise, as they accrue after the date of such entry, but subject to Landlord's duty to mitigate its damages; and/or

     (c) Landlord may enter upon the Leased Premises without terminating this Lease and may relet them in its own name for the account of Tenant for the remainder of the term at the highest rate then obtainable and recover from Tenant any deficiency, as it accrues, for the balance of the term between the amount for which the Leased Premises were relet, less expense of reletting (including broker and attorney's fees), and the rent provided hereunder; and/or


     (d) If Landlord submeters electric current, gas or water to the Leased Premises, Landlord may, without notice to Tenant, cease furnishing such electric current, gas, or water

     If Tenant at any time shall fail to pay any taxes, assessments, or liens, or fails to make any payment or perform any act required by this Lease to be made or performed by it, Landlord, without waiving or releasing Tenant from any obligation or default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account of and at the expense of Tenant. All ) sums so paid by Landlord and all costs and expenses so incurred shall accrue interest at the higher of Twelve Percent (12 %) or the maximum amount permitted under applicable law, from their due date until paid, said interest to be so much additional rent under this Lease and shall be paid to Landlord by Tenant upon demand.

     All rights and remedies of Landlord herein enumerated shall be cumulative, and may be exercised by Landlord in the alternative, but none shall exclude any other available to Landlord at law or in equity. No failure of Landlord to enforce rights or remedies upon default of Tenant shall prejudice or affect the rights of Landlord upon any subsequent or similar default.

SECTION 20. SECURITY DEPOSIT

     To secure the faithful performance by Tenant of the covenants, conditions and agreements set forth in this Lease to be performed by it, Tenant has deposited with Landlord the sum of Fourteen Thousand Four Hundred Forty-Seven and 92/100 Dollars ($14,447.92) on the understanding that:

     (a) Landlord shall not be obligated to but may apply such deposit or any portion thereof to the curing of any default that may exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the security deposit so the same will be restored to its original amount;

     (b) Should the Leased Premises and/or the real property upon which the Leased Premises is situated be transferred by Landlord, the security deposit or any balance thereof may be turned over to Landlord's successor or transferee for such application or return;

     (c) Landlord or its successors shall not be obligated to hold the security deposit as a separate fund, but may co-mingle it with other funds;

     (d) In no event shall Landlord be obligated to apply the security deposit against amounts due during or on account of the final month of the term;

     (e) If Tenant defaults under this Lease more than two (2) times in any twelve (12) month period, irrespective of whether or not such default is cured, then the security deposit shall, within ten (10) days following demand by Landlord, be increased by Tenant to an amount equal to the sum of Thirty Thousand and No/100 Dollars ($30,000.00); and

     (f) If Tenant shall faithfully perform all of the covenants and agreements in this Lease contained on the part of Tenant to be performed, the security deposit, or any then remaining balance thereof, shall be returned to Tenant without interest within thirty (30) days after the expiration of the term hereof, as extended by any optical periods.

     Notwithstanding anything aforementioned to the contrary, Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by Landlord hereinunder, unless said sums have actually been received by said mortgagee as security for Tenant's performance of this Lease.

SECTION 21. NOTICES AND PAYMENTS

     Any notice, communication, request, reply or advice given hereunder by or on behalf of either party to the other shall be in writing and may be effected by personal delivery, certified mail, postage prepaid with return receipt requested, or by Federal Express, Airborne, or other reputable national overnight delivery service. Any such notice, communication, request, reply, or advice shall be addressed to Landlord or Tenant, as the case may be, at the addresses hereinabove specified, or at such other address as may be specified from time to time by notice in the manner set forth hereto. Payment of Minimum Rent and Additional Charges shall be deemed to have occurred on the date actually received. Notices delivered personally shall be deemed given on actual receipt, mailed notices shall be deemed given three (3) days after mailing, and overnight delivery shall be deemed given the following regular delivery day.

SECTION 22. MORTGAGE SUBORDINATION

     Upon written request or notice by Landlord, concurred in by any mortgagee or trustee of the Leased Premises and/or the real property upon which the Leased Premises is situated or by any person, firm or corporation intending to become such a mortgagee or trustee, Tenant agrees to subordinate its rights under this Lease to the liens of any mortgages or deeds of trust that may hereafter be placed upon the Leased Premises and/or the real property upon which the Leased Premises is situated and to any and all advances to be made thereunder, and to the interest thereon and all renewals, replacements and extensions thereof, provided the mortgagee or trustee named in said mortgages or deeds of trust shall agree to recognize this Lease in the event of foreclosure if Tenant is not in default. Tenant also agrees that any mortgagee or trustee may elect to have this Lease prior to the lien of its mortgage or deed of trust, and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or trust deed. Tenant agrees that, upon the request of Landlord, any mortgagee, or any trustee named in such mortgages or trust deeds, it shall execute and deliver whatever instruments may be required for such purposes to carry out the intent of this Section.

SECTION 23. CERTIFICATES OF LEASE INFORMATION

     At any time and from time to time, Tenant agrees to execute and deliver to Landlord, for the benefit of such persons as Landlord requests, a statement in writing satisfactory to Landlord certifying any information pertaining to, or arising out of this Lease, provided such facts are true and ascertainable. In the event that Tenant fails to respond to any such request within fifteen (15) days, Landlord shall be deemed to constitute Tenant's attorney-in-fact for the sole and limited purpose of executing such statement.

SECTION 24. QUIET ENJOYMENT

     Landlord hereby covenants and agrees that if Tenant shall perform all the covenants and agreements herein stipulated to be performed on Tenant's part, Tenant shall at all times during the continuance hereof have the peaceable and quiet enjoyment and possession of the Leased Premises without any manner of let or hindrance from Landlord or any person or persons lawfully claiming the Leased Premises.

SECTION 25. LIABILITY OF LANDLORD

     If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Leased Premises as the same may then be encumbered, and neither Landlord, nor if Landlord be a partnership, any of the partners comprising such partnership, shall be liable for any deficiency. It is understood that in no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the Leased Premises as hereinbefore expressly provided. In the event of the sale or other transfer of Landlord's right, title and interest in the Leased Premises, Landlord shall be released from all liability and obligations hereunder.

SECTION 26. MISCELLANEOUS PROVISIONS

     (a) Waiver: No waiver of any condition or loyal right or remedy of Landlord, under this Lease, or at law or in equity, shall be implied by the failure or delay of Warlord in exercising any such right or remedy, or to declare a forfeiture, or for any other reason, and no waiver of any condition or covenant, or right or remedy, shall be valid unless it be in writing signed by Landlord. A waiver in any one circumstance shall not he doomed to be a waiver for the future in similar circumstances.

     (b) Surrender & Holding Over: Tenant shall deliver up and surrender to Landlord possession of the Leased Premises upon the expiration of the term of this Lease, or its termination in any way, in as good condition and repair as the same shall be at the commencement of said term (damage by fire and other perils covered by standard fire and extended coverage insurance and ordinary wear and tear only excepted). Should Tenant remain in possession of the Leased Premises after any termination of this Lease, no tenancy or interest in the Leased Premises shall result therefrom but such holding over shall be subject to immediate eviction and removal, and Tenant shall, upon demand, pay to Landlord, as liquidated damages, a sum equal to double the Minimum Rent as specified herein for any period during which Tenant shall hold the Leased Premises after the stipulated term of this Lease may have terminated.

     (c) Transfer of Landlord's Interest: Landlord shall be liable under this Lease only while the owner of the Leased Premises, and if Landlord should sell or otherwise transfer Landlord's interest in the Leased Premises upon an undertaking by the purchaser or transferee to be responsible for all of the covenants and undertakings of Landlord, Tenant agrees that Landlord shall thereafter have no Liability to Tenant under this Lease or any modification or amendment thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of Landlord's interest.

     (d)  Landlord's Lien: [INTENTIONALLY DELETED]

     (e) Consumer Price Index: If provided in this Lease, an increase in rent shall be based on the "All Items Component of the Consumer Price Index U.S. City Average for Urban Wage Earners and Clerical Workers (1982-84 = 100)," as published by the Bureau of Statistics of the United States Department of Labor. The "Base Period". shall be the month in which the Rental Commencement Date occurs. The Base Period remains the same throughout the Lease and all extensions. The Current Period. shall he the first month of the period for which an increase is provided. Said rent or charge shall then be increased (but never decreased) by the percentage increase from the Base Period to the Current Period. If such Index is discontinued, a comparable index, if published by a reasonable financial authority and approved by Landlord, shall be used for making such a computation. In no event shall any one CPI increase required pursuant to the terms of this Lease exceed Three Percent (3%).

     (f) Option to Extend: If Tenant has fully complied with all provisions of this Lease, Tenant may extend the term of this Lease for three (3) additional term[s] of five (5) Lease Years, by giving written notice to Landlord at least one hundred eighty (180) days prior to the expiration of the then-current term hereof, upon the same terms and provisions hereof, except as to Minimum Rent. Minimum Rent shall be computed annually at the beginning of each Lease Year by the increase in the Consumer Price Index, as provided in Section 26(e) hereof.

     (g) Brokers Commissions: Tenant represents and warrants that there are no claims for brokerage commissions or finders fees through Tenant in connection with the execution of this Lease other than Riverview
          Management Company, dba Riverview Realty, and Fuller and Company, whose commission Landlord has agreed to pay pursuant to separate agreement, and Tenant agrees to indemnify Landlord against and hold it harmless from all liabilities arising from any such claim, including the cost of attorney fees.

     (h) Successors & Assigns: This Lease inures to the benefit of and shall be binding upon the parties, their heirs, successors, assigns and legal representatives, subject only to the provisions restricting assignment and subleasing. In no event shall any assignment by, from, through, or under Tenant in violation of the provisions of this Lease shall vest in any such heirs, successors, assigns and legal representatives.

     (i)  Joint & Several Liability: [INTENTIONALLY DELETED]

     (j) Entire Agreement: This Lease contains the entire agreement of the parties and cannot be amended or modified except by written agreement. Tenant expressly acknowledges that no representations have been made by Landlord or anyone representing Landlord or acting on its behalf to Tenant that have not been reduced to writing and inserted into this Lease. Tenant hereby expressly waives the right to assert that any such oral representation was made by Landlord or on his behalf.

     (k) Attorney's Fees: Except as expressly set forth in this Lease, each party shall bear the cost of its own attorney's fees in the event of litigation between the parties. Notwithstanding the foregoing, however, in the event either party institutes litigation against the other, and such litigation is resolved in favor of the party not instituting the same, the party instituting the litigation shall reimburse the party not instituting the litigation for an attorney's fees, costs, and expenses incurred in such litigation. This paragraph shall not apply in any action commenced by Landlord against Tenant under Section 19 of this Lease, in which case Tenant is responsible for Landlord's attorneys fees.

     (1) Interpretation: The language in an parts of this Lease shall in all cases be construed according to its fair meaning and not strictly for or against either Landlord or Tenant, and the construction of this Lease and any of its various provisions shall be unaffected by any argument or claim, whether or not justified, that it has been prepared, wholly or in substantial part, by or on behalf of Landlord. The section headings are inserted only as a matter of convenience and for reference purposes and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

     (m) Authority of Tenant: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws and pursuant to a duly enacted resolution of said corporation, and that this Lease is binding upon said corporation.

     (n) Memorandum of Lease: Neither party shall record this Lease, but the parties hereto agree to execute a Memorandum of Lease, in recordable form, upon Landlord's request. In no event shall said Memorandum of Lease set forth the rental or other charges payable by Tenant under this Lease, but may set forth any other information Landlord reasonably requires or desires, including, but not limited to, the legal description of the Leased Premises and the Entire Premises, the commencement and termination dates of the term of this Lease, and any renewal rights. In the event Tenant records this Lease, in violation of this provision, Landlord may, at its option, terminate this Lease and this Lease shall be of no further force and effect. All terms, provisions, and conditions contained in this Lease and not recited in a Memorandum of Lease shall be kept strictly confidential, and Tenant agrees not to disclose any such term, provision or condition to any other party, except only Tenant's employees, lenders, attorneys, and accountants, on a need-to-know basis.

     IN WITNESS WHEREOF, the parties hereto have set their hands to duplicates hereof, the day and year first written above.

Signed in the Presence of                  "LANDLORD":

/S/  BETH E.OSBORN                          /S/  ANTHONY A. PETRARCA
- --------------------------------           -------------------------------------
                                           ANTHONY A. PETRARCA

/S/  ALAN W. SPONSELLER
- --------------------------------

                                           "TENANT"

                                           HOLLYWOOD TRENZ, INC.

/S/  WENDY J. STERNENSKY                   By:  /S/  EDWARD R. SHOWALTER
- --------------------------------           ------------------------------------
                                           Edward R. Showalter
/S/  DEBORAH P. DAHLKVIST                  Its Chairman, President & CEO
- --------------------------------




                           LANDLORD'S ACKNOWLEDGEMENT

STATE OF OHIO      )
                   ) SS
COUNTY OF SUMMIT   )

     BEFORE ME, a Notary Public in and for said County and State, did personally appear the above named ANTHONY A. PETRARCA, who acknowledged that he did sign the foregoing with full authority herein and that the same is his free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal at Akron, Ohio, this 29th day of December, 1995.

                                            /S/  IRENE A. FORSHEY
                                            ------------------------------------
                                             NOTARY PUBLIC

Notary Public, State of Ohio
My Commission Expires November 4, 1999


                            TENANT'S ACKNOWLEDGEMENT

STATE OF FLORIDA      )
                      ) SS
COUNTY OF BROWARD     )

     BEFORE ME, a Notary Public, in and for said County and State, did personally appear the above named HOLLYWOOD TRENZ, INC., by Edward R. Showalter, its Chairman, President & CEO, who acknowledged that he/she did sign the foregoing and that the same is his/her free act and deed and the free act and deed of the corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Ft. Lauderdale, Florida, this 12th day of December, 1995.

                                            /S/  ROBERT E. BURTON JR.
                                           -------------------------------------
                                           NOTARY PUBLIC

My Commission CC509911
Expires Nov. 14, 1999

                                  EXHIBIT "A"


     Being a one-story, free-standing building, containing approximately 36,500 s.f., situated on the following property:

     Lot 6, Towne Center Subdivision, exemption survey no. 1 recorded April 4, 1984, under Reception No. 84030264, County of Jefferson, State of Colorado.